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                                                                     Exhibit 5.1

                        CONSENT OF INDEPENDENT AUDITORS


The Sponsor, Trustee and Unit Holders of Equity Focus Trusts - Sector Series, Emerging Sector Portfolios: Broadband Technologies 2000:




We consent to the use of our report dated October 24, 2000, included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.




KPMG LLP


New York, New York
October 24, 2000